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                                                                   Exhibit 10.11


                         LEASE AND OPERATIONS AGREEMENT

      THIS AGREEMENT, made and entered into this 22nd day of February, 1995, by and between the Trustees of the Oklahoma City Airport Trust, hereinafter referred to as LESSOR, and Gulfstream Aerospace Corporation, hereinafter referred to as LESSEE,

                              W I T N E S S E T H:

      WHEREAS, the LESSOR now leases and operates a municipal airport designated as Wiley Post Airport, sometimes hereinafter referred to as "Airport," located in Oklahoma County, Oklahoma; and

      WHEREAS, by virtue of certain written agreements hereinafter set forth, LESSEE leased from LESSOR various premises, facilities and improvements at the Airport for the purpose of operating an aircraft manufacturing business; and

      WHEREAS, the term of the Lease Agreement for the leasing of Hangars 10 and 11 and associated premises will expire December 31, 1994, and LESSEE has requested to renew its lease of said hangars for the purpose of operating a fixed base operation in addition to its aircraft manufacturing business; and

      WHEREAS, LESSOR has determined that it is in its best interest to grant LESSEE's request.

      NOW, THEREFORE, in consideration of the mutual obligations and covenants contained herein, LESSOR and LESSEE do hereby agree to the terms, conditions and provisions set forth herein, to wit:

                              ARTICLE I - PREMISES

      LESSOR does hereby grant, demise and lease to LESSEE, and LESSEE does hereby hire, accept and lease from LESSOR certain facilities located on Airport identified as Hangars 10 and 11, together with associated ramp and premises adjacent thereto, as well as certain ground space located immediately north of Northwest 44th Street for storage of materials and equipment, said premises and facilities described more specifically on Exhibits "A" and "B," which are attached hereto and made a part hereof.


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                                ARTICLE II - TERM

      The term of this Agreement shall be for a five (5) year period commencing January 1, 1995, and terminating December 31, 1999.

                              ARTICLE III - RENTALS

      It is understood and agreed by the parties hereto that the rental rates incorporated hereinafter are new rental rates based on LESSOR'S established formulae for Airport facilities.

      During the term of this Lease Agreement LESSEE shall pay LESSOR annual rental consisting of the amounts set forth in or computed in accordance with the provisions of Subparagraphs A, B, C, D, and E, infra, to wit:

A. GROUND RENTAL: Ground rental for the total area designated on Exhibit "A" shall be based on 728,189 square feet of ground area. For the period commencing January 1, 1995, through December 31, 1999, ground rental shall be based on $.07 per square foot and shall be payable monthly as follows:

                               Annual             Monthly
      Square Footage        Ground Rental      Ground Rental
      --------------        -------------      -------------

      728,189 x $.07 p.s.f. = $50,973.23          $4,247.77

B. RAMP MAINTENANCE RENTAL: The rate for the use of improved ground for use as ramp or apron available for the parking or movement of aircraft as designated on Exhibit "A" shall be established at twenty percent (20%) of the average cost of replacement of the ramp or apron with an anticipated life of fifteen (15) years on a square footage basis payable monthly, to be calculated as follows:

       $5.00 x 20% = $.06 (rate) x 134,200 square feet = $8,052
       -----------
        15 years

       per year, payable at $671 per month.

C.    BUILDING RENTAL:

      Building rental for Hangars 10 and 11 shall be based on four percent (4%) per annum of their "Appraised Actual Cash Value." Said rental, which is payable monthly, shall be computed as follows:


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                        Appraised               Annual            Total
                        Actual Cash             Building          Monthly
      Hangar            Value                   Rental            Rental
      ------            -----                   ------            ------

        10         $119,920.50 x 4% =           $ 4,796.82        $  399.74
        11         $424,986.40 x 4% =            16,999.46         1,416.62
                                                ----------        ---------
                   Total Building Rental        $21,796.28        $1,816.36
                   ---------------------

D.    HANGAR MAINTENANCE RENTAL:

      In order to compensate LESSOR for structural and exterior maintenance obligations on the facilities hereunder, the annual hangar maintenance rental payable monthly by LESSEE for the facilities hereunder shall be based on two percent (2%) of their appraised market value. Said rental shall be computed as follows:

                                             Annual Hangar        Total
                        Market                Maintenance         Monthly
      Hangar            Value                   Rental            Rental
      ------            -----                  --------           ------

        10         $119,920.50 x 2% =           $ 2,398.41        $199.87
        11          424,986.40 x 2% =             8,499.73         708.31
                                                ----------        -------
      Total Hangar Maintenance Rental           $10,898.14        $908.18
      -------------------------------

E.    FUEL FLOWAGE FEES:

      In addition to the foregoing payments, the LESSEE further understands and agrees that all fuel purchases for use and benefit of LESSEE will be through fuel storage facilities at the Airport and all such purchases shall be made by LESSEE. In addition to the above enumerated rental charges, LESSEE agrees to pay LESSOR a fuel flowage fee, separate from any LESSEE charges by others for aviation fuel or aviation oil, which will be established annually by the Director of Airports, and which is currently five cents ($0.05) per gallon on all aviation fuel delivered into LESSEE'S trucks, and fifteen cents ($0.15) per gallon on all aviation oil purchased by LESSEE; provided, however, the fuel flowage fees payable by LESSEE hereunder shall be six cents ($0.06) per gallon on all aviation fuel and sixteen cents ($0.16) per gallon on all aviation oil, or one cent ($0.01) above the per gallon fee for aviation fuel and one cent ($0.01) above the per gallon fee for aviation oil established from time to time by the Director of Airports, whichever shall be greater, unless LESSEE'S contract with its fuel supplier requires said fuel supplier to


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      pay LESSOR one cent ($0.01) per gallon on all aviation fuel and oil delivered to the premises of the Airport. The fees herein specified shall be considered as rental in lieu of landing fees for noncommercial general aviation aircraft or airport use fees hereunder and shall be paid to the LESSOR not later than the twenty-fifth (25th) day of the month succeeding the month of purchase; in this connection, the LESSOR shall have the right and privilege on call to inspect and audit the bills, receipts and records pertaining to the purchase of aviation fuel and oil for the purpose of verifying the correctness of the fee payments tendered by LESSEE. Further, LESSEE agrees to file with the LESSOR through its Director of Airports, Will Rogers World Airport, 7100 Terminal Drive, Box 937, Oklahoma City, Oklahoma 73159-0937, on forms prescribed by the LESSOR, monthly reports showing the number of gallons of aviation fuel and oil so purchased by LESSEE in order that the money due as fees may be shown. This report shall be filed not later than the third (3rd) day of the month following the purchase of said aviation fuel and oil. All payments are to be made at the office of the Director of Airports, or such other places as the LESSOR may direct the LESSEE in writing.

F. Rentals under Subparagraphs A, B, C, and D above shall be paid by LESSEE monthly in advance, and shall become due and payable on or before the twenty-fifth (25th) day of each month without further billing.

G. The parties hereto agree that no language contained in this Article III shall ever be construed by the LESSEE to obligate or in any way require the LESSOR to renew this Lease and Operations Agreement nor to establish a formula for or otherwise fix rental amounts payable for any tenant of the LESSEE for the term hereof.

                         ARTICLE IV - DELINQUENT RENTALS

      It is hereby agreed by and between the LESSOR and LESSEE that should LESSEE fail, for any reason whatsoever, to make timely


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remittance of the monthly rentals as required under any of the provisions hereof, then the outstanding balance of such delinquency shall earn interest at the rate of one and one-half (1-1/2) percent per month; moreover, said interest shall be considered additional rental for the leased premises and shall become due and payable on or before the twenty-fifth (25th) day of each month.

                          ARTICLE V - BOOKS AND RECORDS

      LESSEE shall keep and maintain a complete and adequate set of books and records of all receipts and all other income from said leased premises for three years and shall make such books available on leased premises for inspection by the LESSOR or its authorized representative at any and all reasonable hours and times.

                         ARTICLE VI - INGRESS AND EGRESS

      Upon paying the rental hereunder and performing the covenants of this agreement, the LESSEE shall have the right of ingress to and egress from said leased premises for the LESSEE, its officers, employees, agents, servants, customers, vendors, suppliers, patrons, and invitees over the roadway provided by LESSOR serving said premises jointly with other tenants on the Airport and the LESSEE shall not interfere with the rights and privileges of other persons or firms using said Airport.

                       ARTICLE VII - OBJECTS AND PURPOSES

      The purposes of this Agreement are to grant to LESSEE the right and privilege of conducting business related to LESSEE'S use of certain leased premises and facilities located south of N.W. 50th Street, as well as conducting business as a Fixed Base Operator on the Airport and LESSEE agrees that the leased facilities described on Exhibits "A" and "B" which are attached hereto shall never be used for any other purposes other than those described herein, except upon written approval by the LESSOR by and through its Director of Airports. As consideration for this right and privilege, LESSEE agrees to provide and is hereby obligated to provide the facilities and services described below; provided, however, the right and privilege to conduct a Fixed Base Operation hereby granted shall exist only so long as the character of the


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facilities operated and/or the services furnished shall be consistent with the high quality of facilities and services provided by other Fixed Base Operator lessees at LESSOR'S airports. In the above connection, LESSEE shall be required to furnish the services specified below in Subparagraphs A, B, and C. In addition, LESSEE may, but shall not be required to, furnish and provide those services specified below in Subparagraphs D, E, and F. Provided, however, as consideration for this right and privilege, LESSEE agrees to provide and is hereby obligated to maintain and operate said facilities in accordance with the terms and conditions set forth herein.

A.    Public Sales and Services

      1.    Aviation fuel and jet fuel.

      2. An adequate inventory of at least two brands of generally accepted grades of aviation engine oil and lubricants.

      3. Proper mobile fuel dispensing equipment to service all types of aircraft.

      4. Properly qualified and trained line personnel on duty at least eight hours of every calendar day, seven days a week, and on call by readily accessible means at other hours during the day or night.

      5. Proper equipment for repairing and inflating aircraft tires, servicing oleo struts, changing engine oil, washing aircraft and aircraft windows and windshields, recharging or energizing discharged aircraft batteries and starters.

      6. Conveniently located heated and air conditioned lounge or waiting rooms for passengers and airplane crews or itinerant aircraft, together with sanitary rest rooms and public telephones.

      7. Adequate towing equipment and parking and tie-down areas to safely and efficiently move aircraft and store them in all reasonably expected weather conditions.

      8. In conducting refueling operations, every operator shall install and use adequate grounding facilities at fueling


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            locations to eliminate the hazards of static electricity, and shall provide approved types of fire extinguishers or other equipment commensurate with the hazards involved in refueling and servicing aircraft.

      9. Shall provide for the adequate and sanitary handling and disposal, away from the Airport, of all trash, waste, and other materials including, but not limited to, used oil, solvents, and other waste. The piling or storage of crates, boxes, barrels, and other containers will not be permitted within the leased premises.

      10. Suitable hard surfaced aircraft parking, tie-down and hangar storage facilities.

      11. Food - availability of food via vending machines or other arrangements.

      12. Ground Transportation - agreements with local taxi or provide courtesy car. Rent-a-car operations will, if desired by LESSEE, be permitted by a separate agreement between LESSEE and LESSOR.

      13. Motel - arrangements with at least one local motel operator for the transportation of overnight guest to motels. LESSEE may provide transportation if necessary.

B.    Aircraft Engine, Airframe and Accessory Sales and Maintenance.

      1. In case of airframe or engine repairs, sufficient hangar space to house any aircraft upon which such service is being performed.

      2. Suitable inside and outside storage space for aircraft awaiting repair or maintenance or delivery after repair and maintenance have been completed, other than major repairs or alterations of less than 24 hours duration.

      3. Adequate shop space to house the equipment and adequate equipment and machine tools, jacks, lifts and testing equipment to perform top overhauls as required for FAA certification and repair of parts not needing replacement on all single engine land and light multi-engine land general aviation aircraft.


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

      4. At least one FAA certificated airframe and power plane mechanic available during eight hours of the day, five days per week.

      5. If painting is contemplated, facilities must meet Oklahoma City Building and Fire Codes.

C.    Aircraft Radio. Avionics, and Instrument Sales and Service.

      1.    Adequate shop space to house equipment.

      2. Sufficient inventory of specialized test equipment and personnel as required for FAA certification and approval for servicing, repairing, replacing and/or installing said equipment.

The following services are permitted, but not required:

D. Aircraft Charter and Taxi Service. Persons conducting an aircraft charter and/or air taxi service shall be required to provide:

      1. Passenger lounge, restroom and telephone facilities as required of a Fixed Base Operator for public sales and services.

      2. Adequate table, desk or counter for checking in passengers, handling ticketing or fare collection and handling of luggage.

      3. Suitable, properly certificated aircraft with properly certificated and qualified operating crew, one of which shall be located at the airport and ready for departure during at least eight hours of daylight operation daily and at other times, stand-by units and crew available upon call within one hour's notice.

      4. Shall provide passenger liability insurance of at least $75,000 per passenger seat and property damage liability of at least $100,000.

      5. Facilities for washing and cleaning aircraft if operator engages in said business.

E.    Aircraft Rental and Sales.

      1.    Suitable office space for consummating sales and/or


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            rentals and the keeping of the proper records in connection therewith.

      2. Hangar storage space for at least one aircraft to be used for sales or rentals.

      3. For rental, at least two airworthy aircraft suitably maintained and certificated.

      4. For sales activity of a new aircraft, a sales or distributorship franchise from a recognized aircraft manufacturer of new aircraft and at least one demonstrator model of such aircraft.

      5. Adequate facilities for servicing and repairing the aircraft or satisfactory arrangements with other operators licensed by the Trust or the Airport for such service and repair.

      6. There shall be available, at least during eight hours of the working day, a properly certificated pilot capable of demonstrating new aircraft for sale or for checking out rental aircraft.

      7. The minimum stock of readily expendable spare parts, or adequate arrangements for securing spare parts required for the type of aircraft and models sold.

      8. Current up-to-date specifications and price lists for types and models of new aircraft sold.

      9. Proper check lists and operating manuals on all aircraft rented and adequate parts catalogue and service manual on new aircraft sold.

F. Flight Training. All persons conducting flight training activities shall provide:

      1. At least one full-time (eight hours per day, six days per week) properly certificated flight instructor for single engine land airplanes.

      2. At least one dual equipped single engine land aircraft properly equipped and maintained for flight instruction and such additional types of aircraft as may be required to give flight instruction of the kind advertised.


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      3.    Adequate office and classroom space for at least ten students with proper restroom and seating facilities.

      4. Adequate mock-ups, pictures, slides, film strips or other visual aids necessary to provide proper ground school instruction.

      5. Properly certificated ground school instructor providing regularly scheduled ground school instructions sufficient to enable students to pass the FAA written examinations for private pilot and commercial ratings.

      6. Continuing ability to meet certification requirements of the FAA for the flight training proposed.

      7. Adequate public liability and property damage insurance sufficient to protect the operator and the City from legal liabilities involved.

      8. Adequate facilities for storing, parking, servicing and repairing all its aircraft or satisfactory arrangements with other operators licensed or otherwise permitted by the Trust on the Airport for such services.

      9. The Trust reserves the right to waive any of the above if in their opinion existing conditions justify such waiver.

G. Crop Dusting and Spraying. Persons seeking to conduct crop dusting or spraying of agricultural chemicals shall be required to satisfy the Trust that:

      1. Operator shall inform the Director of Airports and the appropriate control tower of the date and area to be sprayed or dusted prior to operations.

      2. Suitable arrangements have been provided for the safe storage and containment of noxious chemical materials; no poisonous or inflammable materials shall be kept or stored in close proximity to other facility installations at the Airport.

      3. The operator shall have available properly certificated aircraft suitably equipped for the agricultural operation undertaken.

      4.    The operator shall make suitable arrangements for


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            servicing, repairing, storing and parking its aircraft with adequate safeguards against spillage on runways and taxiways or pollution or disbursal of chemicals by wind to other operational areas on the Airport.

      5. Operator shall provide adequate public liability insurance to protect the operator, the Trust and the City from liability in connection with such operations.

                    ARTICLE VIII - MAINTENANCE AND OPERATIONS

      The LESSEE has examined the leased premises and the facilities and has accepted them in their present condition; and except as may be otherwise expressly provided herein, LESSOR makes no agreement whatsoever to make improvements, alterations or repairs to the leased premises or facilities. LESSOR shall not be liable for acts of injury or damage that may arise on said premises or may occur during the LESSEE'S tenancy or occupancy to persons or property. Notwithstanding anything to the contrary contained herein, it is understood and agreed that all maintenance responsibility is that of the LESSEE, at LESSEE'S sole expense, with the exception of exterior and structural maintenance on buildings owned by LESSOR and pavements owned by the LESSOR which are the responsibility of the LESSOR. Unless otherwise agreed in writing by the parties hereto, LESSEE shall never use the leased premises for any purpose other than that which is defined in Article VII above. Moreover, no sales to the public, whether wholesale or retail, shall be conducted from the leased premises in any manner prohibited by 60 O.S.A., Sections 178.4 through 178.6.

      In addition, LESSEE hereby covenants not to permit or introduce any Hazardous Material to be brought upon, kept or used in or about the leased premises by LESSEE, it agents, employees, contractors, or invitees without the prior written consent of LESSOR, which LESSOR shall not unreasonably withhold as long as LESSEE demonstrates to LESSOR'S reasonable satisfaction that such Hazardous Material is necessary or useful to LESSEE'S operation hereunder and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so


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brought upon or used or kept in or about the leased premises. If LESSEE breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the leased premises caused or permitted by LESSEE results in contamination or if contamination of the leased premises by Hazardous
Material otherwise occurs for which LESSEE is legally liable to LESSOR for damage resulting therefrom, then LESSEE shall indemnify, defend and hold LESSOR, The City of Oklahoma City, and its officers, agents and employees harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value of the leased premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the leased premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the lease term hereof as a result of such contamination. This indemnification of LESSOR by LESSEE includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the leased premises. Without limiting the foregoing, if the presence of any Hazardous Material on the leased premises caused or permitted by LESSEE results in any contamination of the leased premises, LESSEE shall promptly take all actions at its sole expense as are necessary to return the leased premises to the condition existing prior to the introduction of any such Hazardous Material to the leased premises; provided that LESSOR'S approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the leased premises. The foregoing indemnity shall survive the expiration or earlier termination of this Agreement.

      As used herein, the term "Hazardous Material" means any


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hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

      LESSOR and its agents shall have the right, but not the duty, to inspect the leased premises at any time to determine whether LESSEE is complying with the terms of this Agreement. If LESSEE is not in compliance with this Agreement, LESSOR shall have the right to immediately enter upon the leased premises to remedy any contamination caused by LESSEE'S failure to comply, notwithstanding any other provisions of this Agreement. LESSOR shall use its best efforts to minimize interference with LESSEE'S business but shall not be liable for any interference caused thereby.

      The LESSEE shall maintain the leased premises at all times in a safe, neat and sightly condition and shall not permit the accumulation of any trash, ashes, or debris on the premises of the Airport. The LESSEE shall be responsible for all maintenance including, but not limited to:

A. Janitorial services, providing janitorial supplies, window washing, rubbish and trash removal.

B. Supply and replacement of light bulbs in and on all buildings, (except obstructional lights) and for replacement of all glass in buildings.

C. Cleaning of stoppages in interior plumbing fixtures and drain lines due to the use of the premises by the LESSEE up to the first manhole or clean out outside of the exterior of the building.

D.    Replacement of floor covering.

E. Maintenance of all doors and door operating systems, including weather stripping and glass replacement.

F. Building interior maintenance; including painting, repairing, and replacement not resulting from structural failure.

G. Landscaping and grass cutting services within the leased premises; the supplies, and utilities including exterior building flood lighting and planter lighting.

H. Repair or replacement of equipment and utilities in all buildings occupied by LESSEE under this Agreement, such as electrical, mechanical and plumbing equipment, and the heating and air conditioning system. All repairs to electrical and


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      mechanical equipment are to be made by licensed personnel. Other repairs required of LESSEE shall be made by skilled craftsmen who perform such work regularly as a trade.

I. Cleaning trash and snow from driveway and sidewalk between building and parking lot. LESSEE will not dispose of any debris or waste materials on Airport property.

J. Maintenance on LESSEE-owned structures, pavements and equipment; and all maintenance on utilities to the point where connected to the main source of supply or outlet.

K. LESSEE shall advise the LESSOR and obtain LESSOR'S consent in writing before making changes involving partitions or structural changes to building or premises, modifications, or additions to plumbing, electrical or other utilities. Any penetration of the roof shall be considered a structural change.

L. LESSEE is responsible for maintaining electrical loads within the designed capacity of the system. Prior to any change desired by LESSEE in the electrical loading which would exceed such capacity, written consent will be obtained from the Director of Airports.

M. In the event of damage to building structures or equipment, streets or lighting systems and utilities, LESSEE shall assist the LESSOR in determining the cause of damage to LESSOR'S property.

N.    LESSEE shall maintain and re-lamp flood lights on the buildings.

0. Hand fire extinguishers will be provided and maintained by LESSEE. Further, sprinkler or fire suppression systems, as applicable, for the interior of all buildings will be maintained by LESSEE.

P. LESSEE agrees to make its own arrangements for all utility services and to pay for such services on its leased premises.

Q. No alterations or repairs shall be made in or on said leased premises except as provided in Article IX hereof. No waste shall be committed or damage done to the property of the LESSOR.

      LESSEE further agrees that upon the expiration of the terms of this Agreement, or sooner cancellation thereof, said premises subject to the provisions of Article IX hereof, will be delivered to the LESSOR in as good condition as when received, reasonable wear and tear excepted. Reasonable wear and tear shall be determined by LESSOR and LESSEE upon inspection of premises from time to time. LESSOR reserves the right to make periodic inspection of leased premises and improvements and equipment therein during normal business hours.

      If said leased premises and facilities are not maintained and kept in a safe, clean, sightly and healthful condition by LESSEE, as aforesaid, then as an alternative to termination of this


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Agreement under the provisions of Article XIX infra, the LESSOR, after giving thirty (30) days' written notice to LESSEE, during which period LESSEE may abate or correct the omission or objection so set forth in LESSOR'S notice, may thereupon correct such omission or objection by entering the leased premises itself or by its agents, servants or employees, without such entering causing or constituting a termination of this Agreement or an interference with possession of the premises by the LESSEE, and the LESSOR may cause the leased premises or facilities thereon to be placed in a state of good repair or in a safe, clean, sightly, and/or healthful condition; and the LESSEE agrees to pay the LESSOR the expenses of LESSOR incurred in the above connection as additional rent within thirty (30) days after submission of an invoice showing the reasonable expenditure or the incurring of any such reasonable expenditure by the LESSOR.

                ARTICLE IX - ALTERATIONS AND REPAIRS TO PREMISES

      Further, the LESSEE agrees not to construct, install, remove, modify and/or repair any of the buildings or premises leased hereunder without prior written approval of the Director of Airports, such approval not to be unreasonably withheld but may be contingent upon approval by LESSOR of plans and specifications for the proposed project as well as other conditions considered by LESSOR to be necessary. Immediately upon completion of the repairs, alterations or new construction, LESSEE shall present to LESSOR for examination and approval a statement of the "Construction and/or Alteration Costs." Where such alterations or construction have been made on buildings owned by LESSOR, LESSEE shall within thirty (30) days following completion of the alterations or construction present to LESSOR a complete set of "as-built" drawings including, but not necessarily limited to, plumbing and electrical systems. LESSEE shall keep the premises leased hereunder free and clear of any and all liens in any way arising out of any construction, improvement, or use thereof by LESSEE.

      In the event that LESSEE makes further alterations or improvements to the leased premises, the use thereof shall be


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enjoyed by LESSEE during the remaining term of this Agreement without the payment of additional rental therefor, but such alteration or improvements shall become the property of LESSOR upon the completion of the alteration or improvements.

      "Construction and alteration costs" for the purposes of Article IX are hereby defined as all money paid by LESSEE for actual demolition, construction or alteration, including architectural and engineering costs plus pertinent fees in connection therewith.

                ARTICLE X - DESTRUCTION OF PREMISES - TERMINATION

      In the event of damage to or destruction or loss of the building or buildings by an insured risk, which damage, destruction or loss is not capable of being repaired within six (6) months, LESSOR shall have the option, exercisable by written notice given to the LESSEE within thirty (30) days after the occurrence of such event, to terminate this Agreement forthwith, such termination to be effective as of the date of such damage, destruction, or loss. In the event the LESSOR does not exercise the foregoing option to terminate this Agreement, or in the event said damage, destruction or loss is capable of being repaired within six (6) months, this Agreement shall not terminate and the LESSOR shall promptly repair, replace, restore, or rebuild said building or buildings to the extent of the insurance proceeds received by it, as nearly as possible to the condition said building or buildings were in immediately prior to such damage, destruction or loss, or with such changes or alterations as may be approved by the LESSOR. If the building or buildings shall be damaged in such manner as to render them unusable in whole or in part, the rental provided to be paid under the terms of this Agreement shall be abated or reduced proportionately during the period from the date of such damage or destruction until the work of repairing, restoring or reconstructing said building or buildings is completed.

      In the event of damage to or destruction or loss of either the building or buildings by an uninsured risk, the LESSOR shall have the option, exercisable by written notice given to the LESSEE within thirty (30) days after the occurrence of such event, to terminate this Agreement forthwith, such termination to be effective as of the date of such damage, destruction, or loss.

                      ARTICLE XI - LESSOR'S RESERVED RIGHTS

A. LESSOR reserves the right to further develop or improve the aircraft operating area of the Airport as it sees fit and to take any action it considers necessary to protect the aerial approaches of the Airport against obstructions, together with the right to prevent LESSEE from erecting or permitting to be erected, any building or other structure on the Airport which, in the opinion of LESSOR, would limit the usefulness of the Airport or constitute a hazard to aircraft.

B. During the time of war or national emergency declared by Congress, LESSOR shall have the right to lease the Airport or any part thereof to the United States Government for military or naval use, and if any such lease is executed, the provisions of this instrument insofar as they are inconsistent with the lease to the Government shall be suspended and in that event a just and proportionate part of the rent hereunder shall be abated.

C. Any other provision of this Agreement notwithstanding, this Agreement shall be subordinate to the provisions of any existing or future agreement between LESSOR and the United States, relative to the operation or maintenance of the Airport, the terms and execution of which has been or may be required as a condition precedent to the expenditure or reimbursement to LESSOR of Federal funds for the development of the Airport.

D. LESSOR, through its duly authorized agent, shall have at any and all times the full and unrestricted right to enter the leased premises for the purpose of inspection or maintenance and for the purpose of doing any and all things which it is obligated and has a right to do under this Agreement.

             ARTICLE XII - NONINTERFERENCE WITH OPERATION OF AIRPORT

      LESSEE covenants and agrees that it will not allow any condition on the leased premises, nor permit the conduct of any activity on such premises, which shall materially or adversely affect the development, improvement, operation, or maintenance of the Airport or its facilities; nor will LESSEE use or permit the leased premises to be used in any manner which might interfere with the landing and take-off of aircraft from the Airport or otherwise constitute a hazard. If any proscribed or prohibited condition or activity, as described above, shall be permitted to exist on the leased premises, or on any part thereof, then, as an alternative to termination of this Agreement under the provisions of Article XIX, the LESSOR, after giving thirty
(30) days' written notice to LESSEE, during which period LESSEE may abate or correct the omission or objection so set forth in LESSOR'S notice, may thereupon correct such omission or objection by entering the leased premises itself, or by its agents, servants or employees, without such entering causing or constituting a termination of this Agreement or an interference with possession of premises by LESSEE, and the LESSOR may cause abatement of such proscribed or prohibited condition or activity; and, in such event, the LESSEE agrees to pay the LESSOR the expenses of the LESSOR incurred in the above connection as additional rent within thirty (30) days after submission of an invoice showing the reasonable expenditure or the incurring of any such reasonable expenditure by the LESSOR.

               ARTICLE XIII - UTILITIES TO BE FURNISHED BY LESSEE

      The LESSOR shall not be required to furnish any service to the leased premises, including by way of example but not of limitation, heat, water and power. Neither the LESSOR nor The City of Oklahoma City shall be liable for any failure of water supply or electric current or of any service by any utility; likewise, neither the LESSOR nor The City of Oklahoma City shall be liable for injury to persons (including wrongful death) or damage to property resulting from steam, gas, electricity, water, rain, or snow which may flow from any part of the leased premises or from any pipes, appliances, or plumbing works, from the street or subsurface, or from any other place; or for interference with any easements of whatsoever nature, however caused. The LESSEE shall make all its own arrangements with utility companies and shall pay all charges for steam, gas, electricity, water, light, heat, power, and other services used in or about leased premises and shall defend and indemnify the LESSOR and The City of Oklahoma City against any and all liability on such account.

              ARTICLE XIV - PERSONS AND PROPERTY ON LEASED PREMISES
                                AT RISK OF LESSEE

      All persons and property of every kind which may be on said leased premises during the term hereof shall be at the sole risk of the LESSEE or those claiming under it and the LESSOR shall not be liable to the LESSEE, or any person whatsoever, for any injury, loss, or damage to any persons or property in or upon said leased premises, or upon the sidewalks and alleyways contiguous thereto. The LESSEE hereby covenants and agrees to assume all liability for or on account of any injury, loss, or damage above described and to defend and to save the LESSOR and The City of Oklahoma City harmless therefrom.

                    ARTICLE XV - REMOVAL OF PERSONAL PROPERTY

      It is mutually covenanted and agreed that all personal property owned and placed on the leased premises by the LESSEE may be removed by the LESSEE at the termination or expiration of this Agreement, even though the same may be attached to the premises; provided, the LESSEE shall not then be in default in performance of the covenants hereof. The removal of any such property, as aforesaid, shall be effected and all damage caused to said premises by such removal shall be repaired by LESSEE within thirty (30) days after the termination or expiration of the Agreement. Should the LESSEE fail to remove said personal property within the prescribed thirty (30) day period, title to all such property shall vest in the LESSOR and/or the LESSOR may cause the removal of all or any portion of such property at the sole risk and expense of the LESSEE.

                              ARTICLE XVI - TAXES

      LESSEE agrees to pay all taxes or, in lieu of taxes, special assessments now or hereafter levied or assessed (1) upon the leased premises and facilities, (2) upon property owned or possessed by LESSEE and situated on the leased premises, or (3) upon LESSEE'S interest in or use of the leased premises. LESSEE shall defend, indemnify and save LESSOR and The City of Oklahoma City harmless from any claims or liens in connection with such taxes or, in lieu of taxes, assessments.

                     ARTICLE XVII - MISCELLANEOUS COVENANTS

A. LESSEE shall observe and comply with any and all requirements of the constituted public authorities and with all federal, state, or local statutes, ordinances, regulations and standard rules applicable to LESSEE or its use of the leased premises, including by way of example, but not of limitation, all general rules and regulations promulgated from time to time by the Director of Airports of The City of Oklahoma City in connection with the administration of the Airport.

B. LESSEE shall not erect, maintain, or display any signs or other advertising at or on the leased premises or other Airport premises without first obtaining the written approval of the Director of Airports, such approval not to be unreasonably withheld.

C. LESSEE hereby agrees to make no claims or file or cause to be filed any legal or equitable actions against LESSOR or The City of Oklahoma City for any kind of damages which result from noise or sound shock waves due to aircraft use of said Airport's facilities.

                ARTICLE XVIII - INDEMNITY AND INSURANCE BY LESSEE

A. Indemnity - LESSEE hereby agrees to release, to defend, to indemnify, and to save harmless the LESSOR and The City of Oklahoma City, and its officers, agents and employees, (i) from and against any and all loss of, or damage to, property, or injuries to, or death of, any person or persons, as well as, (ii) from and against any and all claims, damages, suits, costs, expense, liability, actions or proceedings of any kind or nature whatsoever (including, without limiting the generality of the foregoing, Workers' Compensation), of or by anyone whomever; in matters resulting from, or arising out of, or alleged to have resulted from or to have arisen out of, directly or indirectly, LESSEE'S operations or activities under or in connection with this Agreement, or LESSEE'S use and occupancy of any portion of the Airport, and including, without limiting the generality of the foregoing, acts and omissions of LESSEE'S officers, employees, representatives, suppliers, invitees, contractors or agents. Provided, however, LESSEE shall not be liable for any loss occasioned by the sole negligence or wilful misconduct of the LESSOR, The City of Oklahoma City, or their officers, agents, and employees. LESSOR covenants to give LESSEE prompt notice of any claims. The minimum insurance requirements set forth below shall not be deemed to limit or define the obligations of LESSEE hereunder.

B. Liability Insurance - LESSEE shall purchase, or cause to be purchased, and cause to be maintained in effect for the term of this Agreement with insurance carriers acceptable to LESSOR the following:

      (1) Workers' Compensation Insurance as required by the Statutes of the State of Oklahoma, or adequate Employers' Liability Insurance; and

      (2) General Public Liability in the amount of not less than $1,000,000 for any number of claims arising out of a single occurrence or accident, with a limit of $25,000 for any claim or to any claimant who has more than one claim for loss of property arising out of a single accident or occurrence and with a limit of $100,000 to any claimant for his claim for any other loss arising out of a single accident or occurrence.

      (3) Hangar Keepers Liability Insurance in the minimum amounts of $1,000,000 per aircraft and $1,000,000 per occurrence.

      (4) Aircraft Liability Insurance for each aircraft owned or regularly used in LESSEE's business, in the minimum amount of $50,000 per seat for passengers and property damage insurance in the minimum amount of $4,000 for each 1,000 pounds (or fraction thereof) of maximum gross weight at which aircraft is certificated to operate, or $50,000, whichever is the greater amount for each particular aircraft concerned.

      Prior to the effectiveness of this Agreement, satisfactory proof of carriage of such insurance by way of a "Certificate of Insurance" must be submitted to LESSOR showing the Oklahoma City Airport Trust and The City of Oklahoma City to be named as additional insured under the policies and also containing a provision that coverages afforded under the policies will not be materially altered or cancelled except upon at least ten (10) days' prior written notice given to the Oklahoma City Airport Trust. The certificate shall also include coverage for LESSEE'S contractual liability set forth in Article XVIII(A) entitled Indemnity.

C. Property Insurance - The LESSEE, in its own name and that of LESSOR, as their interests may appear, shall during the initial and renewal terms hereof purchase and maintain in effect, with responsible underwriters approved by LESSOR, a blanket "all-risks" form policy of fire insurance with the broadest extended coverage endorsements attainable, as well as vandalism and malicious mischief and boiler and machinery insurance on the building and improvements situated on the leased premises to the extent of not less than ninety percent (90%) of the full insurable value thereof. Also, LESSEE shall in connection with all hazards or risks required to be insured against in the immediately preceding sentence, purchase and maintain in effect rental insurance on the buildings and improvements on the leased premises, in an amount not less than debt service on such buildings.

      The LESSEE shall furnish the LESSOR, with certificates of such insurance, issued by insurance underwriters, evidencing the existence of valid policies of insurance with the coverage specified, which certificates shall not be amended so as to decrease the protection below the limit specified herein or be subject to cancellation without at least ten (10) days advance written notice to LESSOR.

      In lieu of the above requirement of LESSEE to purchase and maintain property insurance as described above, the LESSOR may purchase such insurance. In the event LESSOR agrees to purchase such insurance, LESSEE shall reimburse the LESSOR for all expenses incurred by LESSOR in carrying and maintaining such insurance coverage. In this connection, LESSEE agrees to pay all premiums immediately upon receipt of an invoice for same from the LESSOR and the LESSEE shall assume and pay for or reimburse LESSOR for any property loss up to the amount of any deductible amount under any property insurance policy, regardless of whether such deductible amount is provided for in the property insurance policy purchased and maintained by LESSEE or by LESSOR.

             ARTICLE XIX - TERMINATION BY LESSOR IN EVENT OF DEFAULT

A.    The following are hereby defined as "Events of Default" under this
      Agreement:

      1. If LESSEE shall fail to pay any installment of rent or any other sums or charges payable by LESSEE to LESSOR under this Agreement when and as the same become due and payable, and such failure shall continue for a period of thirty (30) days after the due date; or

      2. If LESSEE shall fail to perform or comply with any other term, covenant or agreement hereof for a period of thirty (30) days after written notice thereof from LESSOR to LESSEE, or, in the case of a default or a contingency which cannot with due diligence be cured within such period, LESSEE fails to proceed with all due diligence within the time period to cure the same and thereafter to prosecute the curing of such default with all due diligence; or

      3. If LESSEE shall make a general assignment for the benefit of creditors, or shall admit in writing LESSEE's continuing inability to pay LESSEE's debts as they become due, or shall file a petition for bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against LESSEE in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of LESSEE or any material part of LESSEE's properties; or

      4. If within sixty (60) days after the commencement of any proceeding against LESSEE seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after appointment without the consent of such LESSEE or of any trustee, receiver or liquidator of such LESSEE or of any material part of LESSEE'S properties, such appointment shall not have been vacated; or

      5. If the LESSEE shall voluntarily abandon any of the Leased Premises for a continuous period of thirty (30) days at any one time, except when such abandonment be caused by fire, earthquake, war, strike or other calamity beyond LESSEE'S control;

      THEN and in such event, LESSOR at any time thereafter (but prior to the curing of all such Events of Default) may give notice to LESSEE specifying such Event of Default or Events of Default and stating that this Agreement and the lease term shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and on such date, unless all such Events of Default shall have been cured and there shall not exist any other Event of Default, all of the right, title and interest of LESSEE under this Agreement shall terminate and LESSEE shall remain liable as hereinafter provided. Provided, however, in any case where LESSOR shall be entitled under this Article XIX to terminate this Agreement for failure of the LESSEE to correct or cure an Event of Default after due notice as herein provided, LESSOR, as an alternative to termination of this Agreement, may but shall be under no obligation to, perform the obligation imposed under this Agreement for the account of and at the expense of the LESSEE and the same shall be paid by LESSEE within thirty (30) days following the date of receipt by LESSEE of an invoice for said reasonable expense.

B. If any Event of Default shall have occurred and be continuing, LESSOR, whether or not the lease term shall have been terminated pursuant to
      Section XIX.A, may, upon ten (10) days written notice, except in cases of emergency when no notice need be given and unless the default is cured, enter upon and repossess the leased premises or any part thereof and possess the improvements thereon, or any part thereof, and declare all rent remaining for the unexpired term of the Agreement to be due and owing (said repossession and possession being hereinafter referred to as "repossession") by force, summary proceedings, ejectment or otherwise without being deemed guilty of any manner of trespass, and may remove LESSEE and all other persons and property therefrom. LESSEE shall release, defend, indemnify and save harmless LESSOR and The City of Oklahoma City, and their officers, agents and employees, from all claims, damages, suits, actions, costs, expense or liability of whatsoever nature arising from the LESSOR'S repossession of the leased premises as authorized herein; provided, however, LESSEE shall not be liable for or release the LESSOR or The City of Oklahoma City from any loss or damage caused by the sole negligence or willful misconduct of the LESSOR, The City of Oklahoma City, or their officers, agents or employees in connection with any repossession activities authorized herein.

C. From time to time after the repossession of the leased premises or any part thereof, pursuant to Section XIX.B, whether or not the lease term has been terminated, (i) LESSOR may, but shall be under no obligation to, relet the leased premises or any part thereof, for the account of LESSEE in the name of LESSOR or otherwise, or (ii) the Director of Airports of The City of Oklahoma City may, but shall be under no obligation to, grant one or more revocable permits for the occupancy or use of the leased premises or any part thereof, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the lease term) and on such terms (which may include concessions or reduced rent or fees) and for such uses as LESSOR, or as the Director of Airports in the event of the issuance of a revocable permit, in LESSOR'S, or the Director of Airport's, sole discretion may determine, and may collect and receive as rent or fees therefor. LESSEE shall indemnify and hold LESSOR harmless for any deficiency received by LESSOR upon such reletting or grant of one or more revocable permits, all without prejudice to any other remedy available to LESSOR.

D. No termination of this Agreement and no repossession of the leased premises or any part thereof pursuant to this Article XIX shall relieve the LESSEE of LESSEE'S obligations and liabilities under this Agreement, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, whether or not the leased premises or any part thereof shall have been relet, or shall have been reoccupied or used pursuant to a revocable permit, LESSEE shall pay to LESSOR the rent and other sums and charges to be paid by LESSEE up to the time of such termination or repossession. Thereafter LESSEE, until the end of what would have been the full term of this Agreement, shall pay to LESSOR, as and for liquidated and agreed current damages for

      LESSEE'S default, the equivalent amount of the rent and such other sums and charges which would be payable under this Agreement by LESSEE if this Agreement were still in effect, less the net proceeds, if any, of any reletting, or of any granting of a revocable permit, effected pursuant to the provisions of Paragraph C, supra after deducting therefrom all expenses in connection with such reletting by LESSOR, or in connection with such granting of a revocable permit by the Director of Airports, including, without limiting the generality thereof, all repossession costs, operating expenses, reasonable attorneys' fees, alteration costs, and expense of preparing for such reletting by LESSOR, or for the granting of a revocable permit by the Director of Airports. LESSEE shall pay such current damages to LESSOR monthly on those days on which the Rent would have been payable under this Lease if this Lease were still in effect, and LESSOR shall be entitled to recover the same from LESSEE on each such day.

E. No failure by LESSOR to insist upon the strict performances of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.

F. The various rights, powers, and remedies herein contained and reserved to LESSOR, or the Director of Airports, shall not be considered as exclusive of any other right, power or remedy, but the same shall be construed as cumulative and shall be in addition to every other right, power or remedy now or hereafter existing at law, in equity or by statute. No delay or omission of LESSOR, or of the Director of Airports, to exercise any right, power or remedy arising from any omission, neglect or default of LESSEE shall impair any such right, power or remedy or shall be construed as a waiver of any such default or an acquiescence therein.

G. In the event of any breach or threatened breach by LESSEE of any of the terms contained in this Agreement, LESSOR shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise, except this Agreement shall be terminated only in the manner set forth herein.

                    ARTICLE XX - TRANSFER OF STOCK OWNERSHIP

      If any individual or group of individuals or any other entity presently owns in excess of a majority of shares in LESSEE Corporation, then a transfer of ownership of a majority or more of the stock in LESSEE Corporation without the prior written approval of LESSOR shall constitute a material breach of this Agreement for which LESSOR may terminate the same under the provisions of
Article XIX hereof. Moreover, at least ninety (90) days prior to any contemplated stock transfer LESSEE shall submit a written request to LESSOR showing good and sufficient financial worth and adequate experience in the operation of the facilities on the part of the contemplated purchaser or purchasers of stock and evidencing the intent of such contemplated purchaser or purchasers to expressly assume in writing and agree to be bound by and fulfill all of the terms, covenants, obligations, and agreements contained in this Agreement.

                    ARTICLE XXI - WAIVER OF STATUTORY NOTICE

      In the event LESSOR exercises its option to terminate this Agreement pursuant to the terms and happenings of any or all of the events set forth in
Article XIX (Termination by LESSOR), any notice of termination given by LESSOR to LESSEE pursuant to the provisions of said Article XIX shall be sufficient to cancel and terminate this Agreement; and, upon such termination, LESSEE hereby agrees that it will forthwith surrender up possession of the demised premises to the Trustees of the Oklahoma City Airport Trust. In this connection, LESSEE hereby expressly waives the receipt of any notice to quit or notice of termination which would otherwise be given by LESSOR under any provisions of the laws of the State of Oklahoma, including, but not limited to, notices required to be given under any section of Title 41 of the Oklahoma Statutes.

                    ARTICLE XXII - ASSIGNMENT AND SUBLETTING

      The LESSEE may, with the prior written consent of LESSOR, assign or sublet all or a portion of the leased premises; provided, however, the term of any sublease shall not extend beyond a one year period.

      Except as specifically provided above, LESSEE shall not assign this Agreement or any interest therein by an operation of law, process or proceeding of any Court or otherwise, or sublet the leased premises or any portion thereof and/or the operation or maintenance of the leased premises without first obtaining the prior written approval of the LESSOR; moreover, at least ninety
(90) days prior to any contemplated assignment of this Agreement by any operation of law, process or proceeding of any Court or otherwise, LESSEE shall submit a written request to the LESSOR, and LESSEE shall submit evidence showing good and sufficient financial worth and adequate experience in the operation of the facilities on the part of the contemplated assignee. In any event, no assignment shall be made or shall be effective unless LESSEE shall not be in default on any of the terms, provisions, covenants and conditions herein contained. Further, in no event shall any assignment be effective, regardless of any submissions to the LESSOR, without the prior written approval of the LESSOR. The party to whom such assignment is made shall expressly assume in writing and agree to be bound by and fulfill all of the terms, covenants, obligations and agreements contained in this Agreement.

      In the event of any approved assignment, LESSEE shall remain liable to LESSOR to pay to LESSOR any portion of the rental and fees provided for herein upon failure of the assignee to pay the same when due; moreover, no subleasing shall release the LESSEE from its obligations to pay all rental amounts hereunder or release LESSEE from any of the terms, covenants or conditions herein contained on the part of the LESSEE to be performed, kept and observed. Further, in the event of an approved assignment or subleasing, neither assignee or sublessee shall assign or sublet any portion of the leased premises except with the prior approval of LESSOR and LESSEE herein, and any sublease or assignment by LESSEE shall contain a clause to this effect.

      LESSEE may rent or sublease portions of the demised premises and facilities for the storage of individual privately owned aircraft or the minor maintenance thereof without the prior written approval of the LESSOR; provided, however, the term of any sublease shall not extend beyond a one-year period and provided, further, that LESSEE shall from time to time and at any time at the request of the Director of Airports furnish the Director with the following information as to any and all subleases: (i) the name and address of such sublessee, (ii) the identity and location of the specific portion of LESSEE'S leased premises and facilities subleased to such sublessee, (iii) the identification of any aircraft stored or located in the subleased premises and facilities, and (iv) any and all other evidence deemed necessary by the Director of Airports to document that any such sublessee is at all times strictly complying with all the terms, provisions and restrictions contained in this Lease Agreement.

                 ARTICLE XXIII - NONDISCRIMINATION IN EMPLOYMENT

      The LESSEE shall comply with all the following nondiscrimination provisions to the extent that LESSEE'S activities shall be subject to the same:

A.    Nondiscrimination in Employment

      The LESSEE agrees not to discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, ancestry, age or disability, as defined by the Americans With Disabilities Act 1990, Section 3 (2). The LESSEE shall take affirmative action to insure that employees are treated without regard to their race, creed, color, national origin, sex, ancestry, age or disability, as defined by the Americans With Disabilities Act 1990, Section 3 (2). Such actions shall include, but not be limited to, the following: employment, upgrading, demotion or transfer, recruiting or recruitment, advertising, lay-off or termination and selection for training, including apprenticeship. The

      LESSEE, or any sublessee, hereby agrees to post, in a conspicuous place, available to employees and applicants for employment, notices setting forth the provisions of this Article.

B.    Facilities Nondiscrimination

      1. LESSEE shall furnish its accommodations and/or services on fair, equal, and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable, and not unjustly discriminatory prices for each unit or service; provided, that the LESSEE may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar type of price reductions to volume purchasers.

      2. LESSEE shall make its accommodations and/or services available to the public on fair and reasonable terms without unjust discrimination on the basis of sex, age, race, creed, ancestry, color, national origin, or disability, as defined by the Americans With Disabilities Act 1990, Section 3 (2); provided, however, nothing herein shall require the furnishing to the general public of the use of any facilities or accommodations customarily furnished by LESSEE solely to its employees, customers, clients, guests, and invitees.

      3. Noncompliance with Provisions 1 and 2 above shall constitute a material breach thereof and, in the event of such noncompliance, LESSOR shall have the right to terminate this Agreement and the estate hereby created without liability therefor, or at the election of LESSOR or the United States, either or both said Governments, shall have the right to judicially enforce said Provisions 1 and 2.

      4. LESSEE agrees to insert the above in any leases, agreements, or contracts, etc. by which said LESSEE grants a right or privilege to any person, firm, or corporation to render accommodations and/or services to the public on the premises herein leased.

C.    Affirmative Action Program

      LESSEE assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person on the grounds of race, creed, color, national origin, ancestry, age, sex, or disability, as defined by the Americans With Disabilities Act 1990,
      Section 3 (2) be excluded from participation in any employment activities covered by 14 CFR Part 152, Subpart E. LESSEE assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this Subpart. LESSEE assures that its covered suborganizations will give assurances to LESSEE that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

      The LESSEE agrees not to discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, ancestry or age. The LESSEE shall take affirmative action to insure that employees are treated without regard to their race, creed, color, national origin, sex, ancestry or age. Such actions shall include, but not be limited to, the following: employment, upgrading, demotion or transfer, recruiting or recruitment, advertising, lay-off or termination and selection for training, including apprenticeship. The LESSEE, or any Sublessee, hereby agrees to post, in a conspicuous place, available to employees and applicants for employment, notices setting forth the provisions of this Article.

                 ARTICLE XXIV - NOTICES, CONSENTS, AND APPROVALS

      Notices or other communications to LESSOR pursuant to the provisions hereof shall be sufficient if sent by registered or certified mail, postage prepaid, addressed to the Oklahoma City Airport Trust, Will Rogers World Airport, 7100 Terminal Drive, Box 937, Oklahoma City, Oklahoma 73159-0937; and bills, statements, and notices or communications to LESSEE shall be sufficient if sent by mail, postage prepaid, or if hand-delivered, to Gulfstream Aerospace Corporation, P.O. Box 22500, Oklahoma City, Oklahoma 73123; or to such respective addresses as the parties may designate in writing from time to time.

      IN WITNESS WHEREOF, the parties have hereunto set their hands to this Lease and Operations Agreement as of the day and year first above written.

ATTEST:     (SEAL)                         GULFSTREAM AEROSPACE CORPORATION


/s/ A. Wayne Radko, CONTROLLER             /s/ John E. Podger, President
-----------------------------------        -----------------------------------
Name/Title                                 Name/Title



APPROVAL RECOMMENDED:                      OKLAHOMA CITY AIRPORT TRUST


/s/ Luther E. Trent                        /s/  Ken W. Townsend
-----------------------------------        -----------------------------------
Luther E. Trent                            Ken W. Townsend, Chairman
Director of Airports



ATTEST:     (SEAL)


/s/ Thomas Hurley
-----------------------------------
Trust Secretary


      APPROVED by the Council and signed by the Mayor of The City of Oklahoma City this 7th day of March, 1995.

                                           /s/ Ronald J. Norick
                                           -----------------------------------
                                           Mayor



ATTEST:     (SEAL)


/s/ Thomas Hurley
-----------------------------------
City Clerk


      APPROVED as to form and legality this 21st day of February 1995.


                                           /s/ William O. West
                                           -----------------------------------
                                           Assistant Municipal Counselor

                                    EXHIBIT A

                        GULFSTREAM AEROSPACE CORPORATION

Parcel 1 - Hangars 10 and 11

A part of the Southeast Quarter of Section 8, Township 12 North, Range 4 West, of the Indian Meridian in Oklahoma County, Oklahoma, more particularly described as follows:

COMMENCING at the Southeast corner of said Southeast Quarter; thence North 00 degrees 16'00" West along the East line of said quarter section a distance of
40.00 feet; thence South 89 degrees 26'OO" West along a line parallel to the South line of said quarter section a distance of 948.42 feet to a point or place of beginning of the tract of land herein described;

THENCE continuing South 89 degrees 26'00" West a distance of 1059.08 feet; THENCE North 02 degrees 05'10" West a distance of 411.94 feet;
THENCE North 43 degrees 26'00" East a distance of 86.00 feet;
THENCE North 46 degrees 34'00" West a distance of 70.00 feet;
THENCE North 43 degrees 26'00" East a distance of 332.00 feet;
THENCE North 89 degrees 26'00" East a distance of 254.134 feet;
THENCE South 00 degrees 34'00" East a distance of 320.00 feet;
THENCE North 89 degrees 26'00" East a distance of 545.866 feet;
THENCE South 00 degrees 34'00" East a distance of 440.81 feet to the point or place of beginning, said tract containing 587,189 square feet or 13.48 acres, more or less.

Parcel 2 - Ground Lease

The subject property is within an unplatted area and is legally described as follows:

A part of the Southwest Quarter of Northeast Quarter of Section 17, Township 12 North, Range 4 West, more particularly described as beginning at a point at the Northeast Corner of Southwest Quarter of Northeast Quarter; thence West 470 feet; thence South 300 feet; thence East 470 feet; thence North 300 feet, to a point of beginning, or Lots 1, 2, 3, and East 80 feet of Lot 4 of Leavitt's unrecorded addition as shown on Exhibit B, Page 2 of 2.

Said area containing 141,000 square feet or 3.24 acres, more or less.


                                                EXHIBIT A
                                                GULFSTREAM AEROSPACE CORPORATION
                                                EFFECTIVE JANUARY 1, 1995

                                   EXHIBIT B, Page 1 of 2
                                ---------------
                                LEASE AGREEMENT

                              (Hangars 10 and 11)
                        Gulfstream Aerospace Corporation
                                    Parcel 1
                               WILEY POST AIRPORT
                             DATE: January 1, 1995


                                 [MAP OMITTED]

                                                EXHIBIT B, Page 2 of 2
                                                LEASE AGREEMENT (PARCEL 2)
                                                GULFSTREAM AEROSPACE CORPORATION
                                                WILEY POST AIRPORT
                                                January 1, 1995